Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-120881, 333-91496 and 333-45586 on Form S-3 and Nos. 333-117733 and 333-45298 on Form S-8, of our report dated March 31, 2005, relating to the consolidated financial statements of Petrohawk Energy Corporation, appearing in this Annual Report on Form 10-K of Petrohawk Energy Company for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Houston, Texas

March 31, 2005